Exhibit 4.1
AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
AMENDMENT
TO SERIES 2009-1 SUPPLEMENT
          AMENDMENT, dated as of October 2, 2009 (this “Amendment”), to the Series 2009-1 Supplement, dated as of June 9, 2009 (the “Supplement”), to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as so amended and restated and in effect on the date hereof, the “Agreement”), among American Express Receivables Financing Corporation II, a Delaware corporation (“RFC II”), American Express Receivables Financing Corporation III LLC, a Delaware limited liability company (“RFC III”), and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), as Transferors, American Express Travel Related Services Company, Inc., a New York corporation (“TRS”), as Servicer, and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation, as Trustee (the “Trustee”).
RECITALS
          WHEREAS, RFC II, RFC III and RFC IV (or their predecessors in interest, as applicable), as Transferors, TRS, as Servicer, and the Trustee have previously entered into the Supplement;
          WHEREAS, the parties to the Supplement now wish to amend the Supplement as set forth herein;
          WHEREAS, pursuant to Section 13.01(a) of the Agreement, each of RFC II, RFC III and RFC IV has delivered to the Trustee an Officer’s Certificate, dated the date of this Amendment, stating that RFC II, RFC III and RFC IV, respectively, reasonably believes that this Amendment will not have an Adverse Effect; and
          WHEREAS, RFC II, RFC III, RFC IV and the Servicer have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment and this Amendment is authorized and permitted under the Pooling and Servicing Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Supplement or the Agreement, as the case may be.
ARTICLE II
AMENDMENTS TO SUPPLEMENT
          SECTION 2.01. Amendment to Exhibits. The Supplement shall be amended by deleting Exhibit C-1 thereto and inserting in its place Exhibit C-1 in the form attached as Exhibit C-1 to this Amendment.
ARTICLE III
MISCELLANEOUS
     SECTION 3.01. Ratification of Supplement. As amended by this Amendment, the Supplement is in all respects ratified and confirmed and the Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.
     SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
     SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of January 1, 2009 upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion, except as otherwise provided:
          (a) notification in writing from each of Moody’s and Standard & Poor’s to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;
          (b) an Officer’s Certificate from each Transferor addressed and delivered to the Trustee certifying that this Amendment shall not have an Adverse Effect;
          (c) an Opinion of Counsel from the Servicer to the Trustee substantially in the form of Exhibit E-1 to the Agreement; and

          (d) counterparts of this Amendment, duly executed by the parties hereto.
[Signature page follows.]

          IN WITNESS WHEREOF, the Transferors, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as a Transferor
By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor
By:	/s/ Scott C. Godderidge
	Name:	Scott C. Godderidge
	Title:	Vice President and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor
By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer
By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Catherine L. Cerilles
	Name:	Catherine L. Cerilles
	Title:	Vice President

[Amendment to Series 2009-1 Supplement]

EXHIBIT C-1
FORM OF MONTHLY STATEMENT
AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
SERIES 2009-1

TRUST
TOTALS
A. TRUST ACTIVITY
Record Date
Number of days in Monthly Period
Beginning Number of Accounts
Beginning Principal Receivable Balance, including any Additions, Removals, or Adjustments of Principal Receivables during the Monthly Period	$
a. Addition of Principal Receivables	$
b. Removal of Principal Receivables	$
c. Adjustments to Principal Receivables	$
Special Funding Account Balance	$
Beginning Total Principal Balance	$
Finance Charge Collections (excluding Recoveries)	$
Collections of Discount Option Receivables	$
Recoveries	$
Total Collections of Finance Charge Receivables	$
Total Collections of Principal Receivables	$
Monthly Payment Rate		%
Defaulted Amount	$
Annualized Default Rate		%
Annualized Default Rate, Net of Recoveries		%
Trust Portfolio Yield		%
New Principal Receivables	$
Ending Number of Accounts
Ending Principal Receivables Balance	$
Ending Required Minimum Principal Balance	$
Ending Transferor Amount	$
Ending Special Funding Account Balance	$
Ending Total Principal Balance	$

B. SERIES ALLOCATIONS
Group Number
Invested Amount	$
Adjusted Invested Amount	$
Principal Funding Account Balance	$
Series Required Transferor Amount	$
Series Allocation Percentage		%
Series Allocable Finance Charge Collections	$

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TRUST
TOTALS
Series Allocable Recoveries	$
Series Allocable Principal Collections	$
Series Allocable Defaulted Amount	$

C. GROUP ALLOCATIONS
Group Number
Invested Amount	$
Investor Finance Charge Collections	$
Investor Monthly Interest	$
Investor Default Amount	$
Investor Monthly Fees	$
Investor Additional Amounts	$
Total	$

Reallocated Investor Finance Charge Collections	$
Investment Funding Account Proceeds	$
Available Excess	$

Group Investor Finance Charge Collections	$
Group Expenses	$
Group Reallocable Investor Finance Charge Collections	$

D. TRUST PERFORMANCE
Delinquencies
31-60 Days Delinquent
61-90 Days Delinquent
90+ Days Delinquent
Total 30+ Days Delinquent

C-1-2

SERIES 2009-1 CERTIFICATES

A. INVESTOR/			TOTAL
TRANSFEROR	SERIES		INVESTOR	TRANSFERORS'
ALLOCATIONS	ALLOCATIONS		INTEREST	INTEREST
Beginning Invested Amount/Transferor Amount	$		$	$
Beginning Adjusted Invested Amount	$		$	$
Floating Allocation Percentage		%	%		%
Principal Allocation Percentage		%	%		%
Collections of Finance Charge Receivables	$		$	$
Collections of Principal Receivables	$		$	$
Defaulted Amount	$		$	$
Ending Invested Amount/Transferor Amount	$		$	$

B. MONTHLY PERIOD FUNDING					COLLATERAL
REQUIREMENTS	CLASS A		CLASS B		INTEREST	TOTAL
Principal Funding Account Balance	$		$		$	$
Investment Proceeds for Monthly Period	$		$		$	$
Reserve Account Opening Balance	$		$		$	$
Reserve Account Investment Proceeds retained per Section 4.12(b)	$		$		$	$
Reserve Account Deposit	$		$		$	$
Reserve Draw Amount	$		$		$	$
Reserve Account Surplus	$		$		$	$
Reserve Account Closing Balance	$		$		$	$
Required Reserve Account Amount	$		$		$	$
LIBOR Determination Date
Coupon (__/__/__ to __/__/__)		%		%	%		%
Monthly Interest Due	$		$		$	$
Outstanding Monthly Interest Due	$		$		$	$
Additional Interest Due	$		$		$	$

C-1-3

B. MONTHLY PERIOD FUNDING			COLLATERAL
REQUIREMENTS	CLASS A	CLASS B	INTEREST	TOTAL
Total Interest Due	$	$	$	$
Investor Default Amount	$	$	$	$
Investor Monthly Fees Due	$	$	$	$
Investor Additional Amounts Due	$	$	$	$
Total Due	$	$	$	$

Reallocated Investor Finance Charge Collections				$
Interest and Principal Funding Investment Proceeds				$
Interest on Reserve Account				$
Series Adjusted Portfolio Yield					%
Base Rate					%
Excess Spread Percentage					%

C. CERTIFICATES —			COLLATERAL
BALANCES AND DISTRIBUTIONS	CLASS A	CLASS B	INTEREST	TOTAL
Beginning Certificates Balance	$	$	$	$
Distributions of Interest	$	$	$	$
Deposits to the Principal Funding Account	$	$	$	$
Distributions of Principal	$	$	$	$
Total Distributions	$	$	$	$
Ending Certificates Balance	$	$	$	$

C-1-4

D)	Information regarding distributions on the Distribution Date in respect of the Class A Certificates per $1,000 original certificate principal amount.

	(1)	The total amount of the distribution:	$

	(2)	The amount of the distribution in respect of Class A Monthly Interest:	$

	(3)	The amount of the distribution in respect of Class A Outstanding Monthly Interest:	$

	(4)	The amount of the distribution in respect of Class A Additional Interest:	$

	(5)	The amount of the distribution in respect of principal of the Class A Certificates:	$

E)	Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

	(1)	The total amount of Class A Investor Charge-Offs:	$

	(2)	The amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount:	$

	(3)	The total amount reimbursed in respect of Class A Investor Charge-Offs:	$

	(4)	The amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original certificate principal amount:	$

	(5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date:	$

F)	Information regarding distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

	(1)	The total amount of the distribution in respect of Class B Certificates:	$

	(2)	The amount of the distribution in respect of Class B Monthly Interest:	$

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	(3)	The amount of the distribution in respect of Class B Outstanding Monthly Interest:	$

	(4)	The amount of the distribution in respect of Class B Additional Interest:	$

	(5)	The amount of the distribution in respect of principal of the Class B Certificates:	$

G)	Amount of reductions in Class B Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Class B Invested Amount on such Distribution Date.

	(1)	The amount of reductions in Class B Invested Amount pursuant to clauses (c), (d) and (e) of the definition of Class B Invested Amount:	$

	(2)	The amount of the reductions in the Class B Invested Amount per $1,000 original certificate principal amount:	$

	(3)	The total amount reimbursed in respect of such reductions in the Class B Invested Amount:	$

	(4)	The amount reimbursed in respect of such reductions in the Class B Invested Amount, per $1,000 original certificate principal amount:	$

	(5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date:	$

H)	Information regarding distributions on the Distribution Date to the Collateral Interest Holder.

	(1)	The total amount distributed to the Collateral Interest Holder:	$

	(2)	The amount of the distribution in respect of Collateral Minimum Monthly Interest, including Collateral Senior Minimum Monthly Interest:	$

	(3)	The amount of the distribution in respect of Collateral Additional Interest, including Collateral Senior Additional Interest:	$

C-1-6

	(4)	The amount distributed to the Collateral Interest Holder in respect of principal on the Collateral Invested Amount:	$

	(5)	The amount of the distribution to the Collateral Interest Holder in respect of remaining Excess Spread:	$

I)	Amount of reductions in Collateral Invested Amount pursuant to clauses (c), (d), and (e) of the definition of Collateral Invested Amount.

	(1)	The amount of reductions in the Collateral Invested Amount pursuant to clauses (c), (d) and (e) of the definition of Collateral Invested Amount:	$

	(2)	The total amount reimbursed in respect of such reductions in the Collateral Invested Amount:	$

C-1-7

J. APPLICATION OF REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS
1. CLASS A AVAILABLE FUNDS	$
a. Class A Monthly Interest	$
b. Class A Outstanding Monthly Interest	$
c. Class A Additional Interest	$
d. Class A Investor Default Amount (treated as Available Principal Collections)	$
e. Excess Spread	$
2. CLASS B AVAILABLE FUNDS	$
a. Class B Monthly Interest	$
b. Class B Outstanding Monthly Interest	$
c. Class B Additional Interest	$
d. Excess Spread	$
3. COLLATERAL AVAILABLE FUNDS	$
a. Excess Spread	$
4. TOTAL EXCESS SPREAD	$

K. REALLOCATED PRINCIPAL COLLECTIONS
1. Principal Allocation Percentage		%
2. Series 2009-1 Allocable Principal Collections	$
3. Principal Allocation Percentage of Series 2009-1 Allocable Principal Collections	$
4. Reallocated Principal Collections Required to fund the Required Amount	$
5. Item 3 minus Item 4	$
6. Shared Principal Collections from other Series allocated to Series 2009-1	$
7. Other amounts treated as Available Principal Collections	$
8. Available Principal Collections (total of items 5, 6 and 7)	$

L. APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD
1. Collateral Invested Amount	$
2. Required Collateral Invested Amount	$
3. Excess of Collateral Invested Amount over Required Collateral Invested Amount	$
4. Treated as Shared Principal Collections	$

M. APPLICATION OF PRINCIPAL COLLECTIONS DURING ACCUMULATION OR AMORTIZATION PERIOD
1. Principal Funding Account	$
2. Excess of Collateral Invested Amount over Required Collateral Invested Amount	$
3. Distribution of Principal	$

C-1-8

4. Treated as Shared Principal Collections	$

N. APPLICATION OF EXCESS SPREAD AND EXCESS FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 2009-1
1. Excess Spread	$
2. Excess Finance Charge Collections	$
3. Applied to fund Class A Required Amount	$
4. Class A Investor Charge-Offs treated as Available Principal Collections	$
5. Applied to fund overdue Class B Interest	$
6. Applied to fund Class B Required Amount	$
7. Reduction of Class B Invested Amount treated as Available Principal Collections	$
8. Applied to Collateral Senior Minimum Monthly Interest	$
9. Applied to unpaid Monthly Servicing Fee	$
10. Collateral Default Amount treated as Available Principal Collections	$
11. Reduction of Collateral Invested Amount treated as Available Principal Collections	$
12. Deposited to Reserve Account	$
13. Applied to Collateral Minimum Monthly Interest, excluding amount applied to Collateral Senior Minimum Monthly Interest	$
14. Remaining Excess Spread distributed to Collateral Interest Holder(s)	$

O. YIELD AND BASE RATE
1. Base Rate
a. Current Monthly Period		%
b. Prior Monthly Period		%
c. Second Prior Monthly Period		%
2. Three Month Average Base Rate		%
3. Series Adjusted Portfolio Yield
a. Current Monthly Period		%
b. Prior Monthly Period		%
c. Second Prior Monthly Period		%

C-1-9

4. Three Month average Series Adjusted Portfolio Yield	%
5. Is the 3 month average Series Adjusted Portfolio Yield more than the 3 month average Base Rate?	[Yes/No]

C-1-10